UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

HUB INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

Canada

(State or Other Jurisdiction of Incorporation)

1-31310	36-4412416
(Commission File Number)	(I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604

(877) 402-6601

(Address of principal executive offices and telephone number, including area code)

n/a

(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2006, Hub International Limited (“HIL”) and Hub International Florida, Inc., an indirect wholly owned subsidiary of HIL (“Hub Florida”), entered into a Purchase and Sale Agreement (the “Agreement”) with Fortun Insurance Agency, Inc. (“Fortun Insurance”), ABCO Insurance Underwriters, Inc. (“ABCO Insurance”), American Inspection & Loss Control Services, Inc. (“American Inspection”), ABCO Premium Finance, Inc. (“Premium Finance”) and Hector D. Fortun. Pursuant to the Agreement, Hub Florida will acquire the assets of Fortun Insurance, ABCO Insurance and American Inspection and the outstanding stock of Premium Finance. The purchase price for the acquisition is US$25 million, payable in US$20 million cash and a number of HIL common shares equivalent to US$5 million, subject to a post-closing tangible net worth adjustment and an EBITDA adjustment based on future performance not to exceed US$2 million. Closing of the acquisition is subject to the satisfaction of regulatory and other customary conditions. A copy of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 6, 2006, Hub International Limited issued a press release announcing that it intended to enter into the transaction described in Item 1.01. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The foregoing information, including the information contained in the press release attached as Exhibit 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

EXHIBIT INDEX

Exhibit	Description
99.1	Purchase and Sale Agreement, dated as of July 7, 2006, among Hub International Limited, Hub International Florida, Inc., Fortun Insurance Agency, Inc., ABCO Insurance Underwriters, Inc., American Inspection & Loss Control Services, Inc., ABCO Premium Finance, Inc. and Hector D. Fortun.

99.2	Press Release of Hub International Limited dated July 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2006	HUB INTERNATIONAL LIMITED

	By:	/s/ Marianne D. Paine
	Name:	Marianne D. Paine
	Title:	Chief Legal Officer